Exhibit 4.10.5

SUPPLEMENTAL AGREEMENT NO. 5

to

Purchase Agreement No. 3075

between

THE BOEING COMPANY

and

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

Relating to Boeing Model 787-859 Aircraft

THIS SUPPLEMENTAL AGREEMENT, is entered into as of the 15th day of April 2014, by and between THE BOEING COMPANY, a Delaware corporation with its principal offices in the City of Seattle, State of Washington, USA (Boeing), and Aerovias del Continente Americano S.A. AVIANCA, a company organized under the laws of the country of Colombia (Buyer);

Recitals

1)        Boeing and Buyer entered into Purchase Agreement No. 3075, dated 03 October 2006, as amended and supplemented (the Agreement) relating to the purchase and sale of Boeing Model 787-859 aircraft (Aircraft).

2)        Pursuant to paragraph 2 of Letter Agreement 3075-01 to the Agreement entitled “Model 787 Open Configuration Matters”, Boeing is incorporating the Customer Configuration into the Agreement.

Agreement

The parties agree to amend the Agreement as follows:

1.	Table of Contents.

Remove and replace the Table of Contents with a new Table of Contents (attached) to reflect the incorporation of this Supplemental Agreement No. 5 (SA-5) into the Purchase Agreement.

PA3075 SA-5	AVI

2.	Exhibit A

Add Exhibit A to reflect the incorporation of Customer Changes to the Agreement.

3.	Pricing Tables

Remove and replace Appendices B, C and D with new Appendices B, C and D (respectively Table 1-1, Table 1-2 and Table 1-3) that include revised escalation forecasts to reflect the incorporation of the Customer Configuration Changes to the Aircraft Basic Price. For the purposes of this SA-05, Pre-Delivery Payments (PDP) will remain in accordance with the Advanced Payment Base Price (APBP) found of Tables in 1-1, 1-2 and 1-3 of Supplemental Agreement 04 (SA-04).

The Purchase Agreement, Exhibits and Letter Agreements shall be deemed amended to the extent herein provided and as so amended shall continue in full force and effect. In the event of any inconsistency between the above provisions and those provisions contained in the Purchase Agreement, the terms of this Supplemental Agreement will govern and control.

EXECUTED IN DUPLICATE as of the date written above,

THE BOEING COMPANY

By:	/s/ Kelli Bartlett

Its	Attorney-In-Fact

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

By:	/s/ Elisa Murgas

Its	Secretary General Officer

PA3075 SA-5	AVI

TABLE OF CONTENTS

SA
ARTICLES		NUMBER

1.	Quantity, Model and Description
2.	Delivery Schedule
3.	Price
4.	Payment
5.	Miscellaneous

TABLE

1-1	Aircraft Information Table	SA-5
1-2	Aircraft Information Table	SA-5
1-3	Aircraft Information Table	SA-5

EXHIBIT

A.	Aircraft Configuration	SA-5

B.	Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS

AE1.	Escalation Adjustment/Airframe and Optional Features

BFE1	Buyer Furnished Equipment Variables	SA-3

CS1.	Buyer Support Document

EE1.	Engine Escalation/Engine Warranty and Patent Indemnity	SA-2

SLP1.	Service Life Policy Components

PA3075 SA-5	AVI

LETTER AGREEMENTS		SA
NUMBER

3075-01	787 Open Configuration Matters
3075-02	787 Spare Parts Commitment
3075-03	787 Spare Parts Initial Provisioning
3075-04	Aircraft Model Substitution
3075-05	Demonstration Flight Waiver
3075-06	Schedule Reliability
3075-07	Spare Parts – Flight Crew Training

6-1162-DME-0895	AD Cost Materials
6-1162-DME-0896	Performance Guarantees and Attachments

6-1162-DME-0897	Alternate Engine Selection	SA-2
6-1162-DME-0898	GEnx Performance Retention and Attachment	SA-2
6-1162-DME-0899	Trent Performance Retention and Attachment
6-1162-DME-0900	Maintenance Cost Guarantees and Attachment
6-1162-DME-0901R2	Advance Payment Matters and Attachments A & B	SA-3
6-1162-DME-0902	Promotional Support	SA-1
6-1162-DME-0903R2	Purchase Rights	SA-3
6-1162-DME-0904	Special Matters
6-1162-DME-0905R1	Escalation Risk Control Facility and AttachmentsA & B	SA-3
~~6-1162-DME-0905-01~~	~~Fixed Escalation factors~~ 	SA-3
~~6-1162-DME-0905-02~~ 	~~Process for Fixing Escalation Factors~~ 	SA-3
6-1162-DME-0906R1	Customer Services Matters and Attachment	SA-2
6-1162-DME-0907	AGTA Matters
~~6-1162-DME-1089-R1~~ 	~~Banded Fixed Escalation Program~~ 	SA-3
6-1167-DME-1347	Additional Special Matters – Scheduled Month Aircraft	SA-3

RECORD OF SUPPLEMENTAL AGREEMENTS

SA-1	28 March	2007
SA-2	21 November	2007
SA-3	26 September	2012
SA-4	11 January	2013
SA-5		2014

PA3075 SA-5	AVI

Appendix B

Supplemental Agreement SA-5

Table 1-1 to Purchase Agreement No. 3075

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	787-8	***	Detail Specification: 787B1-4102-J (5/17/2013)

Engine Model/Thrust:	TRENT ***	***	Airframe Price Base Year/Escalation Formula:	***	***

Airframe Price:		***	Engine Price Base Year/Escalation Formula:	***	***

Optional Features:		***

Sub-Total of Airframe and Features:		***	Airframe Escalation Data:

Engine Price (Per Aircraft):		***	Base Year Index (ECI):	***

Aircraft Basic Price (excluding estimates below):		***	Base Year Index (CPI):	***

Buyer Furnished Equipment (BFE) Estimate:		***	Engine Escalation Data:

In-Flight Entertainment (IFE) Estimate:		***	Base Year Index (ECI):	***

			Base Year Index (CPI):	***

		Escalation	Escalation	Escalation Estimate	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
Delivery	Number of	Factor	Factor	Adv Payment Base	***	***	***	***
Date	Aircraft	(Airframe)	(Engine)	Price Per A/P	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
Total:	10

Boeing Proprietary

Appendix C

Supplemental Agreement No. SA-5

Table 1-2 to Purchase Agreement 3075

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	787-8	***	Detail Specification: 787B1-4102-J (5/17/2013)

Engine Model/Thrust:	TRENT ***	***	Airframe Price Base Year/Escalation Formula:	***	***

Airframe Price:		***	Engine Price Base Year/Escalation Formula:	***	***

Optional Features:		***

Sub-Total of Airframe and Features:		***	Airframe Escalation Data:

Engine Price (Per Aircraft):		***	Base Year Index (ECI):	***

Aircraft Basic Price (Excluding estimates below):		***	Base Year Index (CPI):	***

Buyer Furnished Equipment (BFE) Estimate:		***	Engine Escalation Data:

In-Flight Entertainment (IFE) Estimate:		***	Base Year Index (ECI):	***

			Base Year Index (CPI):	***

		Escalation	Escalation	Escalation Estimate	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
Delivery	Number of	Factor	Factor	Adv Payment Base	***	***	***	***
Date	Aircraft	(Airframe)	(Engine)	Price Per A/P	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
Total:	2

Boeing Proprietary

Appendix D

Supplemental Agreement SA-5

Table 1-3 to Purchase Agreement 3075

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	787-8	***	Detail Specification: 787B1-4102-J (5/17/2013)

Engine Model/Thrust:	TRENT ***	***	Airframe Price Base Year/Escalation Formula:	***	***

Airframe Price:		***	Engine Price Base Year/Escalation Formula:	***	***

Optional Features:		***

Sub-Total of Airframe and Features:		***	Airframe Escalation Data:

Engine Price (Per Aircraft):		***	Base Year Index (ECI):	***

Aircraft Basic Price (Excluding estimates below):		***	Base Year Index (CPI):	***

Buyer Furnished Equipment (BFE) Estimate:		***	Engine Escalation Data:

In-Flight Entertainment (IFE) Estimate:		***	Base Year Index (ECI):	***

			Base Year Index (CPI):	***

		Escalation	Escalation	Escalation Estimate	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
Delivery	Number of	Factor	Factor	Adv Payment Base	***	***	***	***
Date	Aircraft	(Airframe)	(Engine)	Price Per A/P	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
***	1	***	***	***	***	***	***	***
Total:	3
***
***

Boeing Proprietary